EXHIBIT 10.22










                                KU ENERGY CORPORATION

                          ANNUAL PERFORMANCE INCENTIVE PLAN

                          (As Amended And Restated Effective
                                As Of January 28, 1997)

                                KU ENERGY CORPORATION

                          ANNUAL PERFORMANCE INCENTIVE PLAN

              (As Amended And Restated Effective As Of January 28, 1997)



                             ARTICLE I - PLAN OBJECTIVES


          The objective of the Plan is to advance the interests of the

          Company and its shareholders, by providing annual cash incentive compensation opportunities that attract, retain and motivate a select group of management or highly compensated employees:



          1.1  By providing compensation opportunities which are

               competitive with those of other companies of comparable

               size, and



          1.2  By motivating key executives to achieve annual business goals and contribute to team performance by allowing them to share in the risks and rewards of the business.



          The terms and conditions of the Plan, as amended and restated

          effective as of January 28, 1997, are set forth below and are applicable to Incentive Awards awarded for Plan Years beginning on or after January 1, 1998.  The terms and conditions of the

          Plan as in effect immediately prior to January 28, 1997 shall continue to apply to Incentive Awards awarded for Plan Years beginning prior to January 1, 1998.

                               ARTICLE II - DEFINITIONS



          For purposes of the Plan, the following definitions shall

          control:


          2.1  "Base Salary" -- Annualized base salary paid to a

               Participant as of January 1st of each Plan Year or as of

               such later date during a Plan Year as of which the Executive becomes a Participant in the Plan, except that if an

               Executive becomes a Participant as of a date other than

               January 1st of a Plan Year, such amount shall be prorated in proportion to the portion of the Plan Year in which the

               Executive will be a Participant.



          2.2  "Beneficiary" -- Any person or persons designated by a

               Participant to receive amounts payable in accordance with

               this Plan in the event of the Participant's death. If no

               Beneficiary has been designated or if no designated

               Beneficiary shall survive the Participant, the Participant's

               Beneficiary shall be deemed to be his or her estate.



          2.3  "Code" -- Internal Revenue Code of 1986, as amended.



          2.4  "Committee" -- The Compensation Committee of the Board of

               Directors of the Company, which is comprised solely of two or more directors that qualify as "outside directors" within the meaning of Section 162(m) of the Code.

          2.5  "Company" -- KU Energy Corporation, and successors thereto.



          2.6  "Disability" -- A physical or mental condition which

               prevents a Participant from engaging in any occupation or

               employment for remuneration or profit, except for the

               purpose of rehabilitation not incompatible with such

               findings.  The determination shall be made (i) on medical

               evidence by a licensed physician assigned by the Committee,

               or (ii) on evidence that the Participant is eligible for

               disability benefits under the Social Security Act in effect at the date of disability.  Disability shall exclude

               disabilities arising from (a) intentionally self-inflicted injury or self-induced illness; or (b) a proven unlawful act or enterprise on the part of the Participant.



          2.7  "Executive" -- Any management or highly compensated employee of the Company or any corporation or other entity which is then a Subsidiary who is deemed by the Committee to be

               eligible for participation in this Plan.



          2.8  "Executive Optional Deferred Compensation Plan of KU Energy

               Corporation" -- A separate plan, as it may be amended from time to time, designed to allow Participants in this Plan to elect to defer Incentive Award payments to a specified

               future date.



          2.9  "Incentive Award" -- Awards made by the Committee under this

               Plan.  All awards will be paid in cash.

          2.10 "Participant" --  An  Executive designated by the Committee to participate in this Plan.



          2.11 "Participation Form" -- The form that is prepared annually for each Participant, which describes the Participant's

               performance criteria, goals and award opportunities under

               this Plan.



          2.12 "Plan" -- The KU Energy Corporation Annual Performance

               Incentive Plan set forth in this instrument, as it may, from time to time, be amended.



          2.13 "Plan Year" -- The Company's fiscal year commencing January

               1 and ending December 31.



          2.14 "Retirement" -- Severance from employment with the Company and Subsidiaries at or after attaining fifty-five (55) years of age and with not less than fifteen (15) complete years of service with the Company and Subsidiaries.



          2.15 "Subsidiary" -- Any corporation or other business entity in an unbroken chain beginning with the Company, if each such corporation or other entity (other than the last in the

               unbroken chain), or if each group of commonly controlled

               corporations or other entities, then owns fifty percent

               (50%) or more of the total combined voting power in one of the other corporations or entities in such chain.

                       ARTICLE III - ADMINISTRATION OF THE PLAN



          The Plan will be administered by the Committee.  The Committee shall have the full and exclusive power to construe and interpret the Plan, to correct any defect, supply any omission, make any factual determination or reconcile any inconsistency in such manner and to such extent as the Committee in its sole and absolute discretion may determine.  The Committee is authorized to establish and amend rules and regulations necessary for Plan administration. Decisions of the Committee shall be binding on all persons claiming rights under the Plan.  Recommendations as to the operation and administration of the Plan, eligible

          employees to participate in the Plan, the type and amount of

          Incentive Awards and performance criteria may be made by

          management to the Committee.  The Committee may employ such counsel (who may be counsel for the Company or any Subsidiary),

          consultants and/or agents and may arrange for such services as it may determine to be necessary or appropriate in the

          administration of the Plan.  All expenses incurred by the

          Committee in administering the Plan shall be paid by the Company.



                         ARTICLE IV - DESCRIPTION OF THE PLAN



          The Plan is a target incentive plan which provides for the establishment of target, threshold and maximum levels of

          Incentive Awards based on performance against specific

          predetermined performance targets.  Management shall submit to the Committee recommendations for each Plan Year which shall include: proposed Participants, target, threshold and maximum award opportunities, performance targets for each performance criterion, and the weighting of the annual Incentive Award among the performance criteria for each Participant.  However, the

          Committee shall determine, in its sole discretion and not later than the 90th day after the beginning of each Plan Year, in writing the Participants, target, threshold and maximum award opportunities, performance criteria, performance target for each performance criterion, and the weighting of the annual Incentive

          Award among the performance criteria for each Participant.  From time to time during a Plan Year, management may also recommend proposed additional Participants for such Plan Year and the award opportunities and performance criteria for such individuals.

          However, the Committee shall determine, it its sole discretion,

          in writing any additional Participants for such Plan Year and the award opportunities and performance criteria for such

          Participants; provided, however, that no additional Participant may be added after the first three months of the Plan Year.  As soon as practicable after the end of the Plan Year, each

          Participant's Incentive Award earned will be determined based on performance against the preestablished performance targets.

          However, such amounts may not be paid to a Participant until the

          Committee has certified in writing that the performance targets and any other material terms have been satisfied.

                               ARTICLE V - PARTICIPANTS



          For each Plan Year, Participants will be selected at the times provided in Article IV by the Committee from among the

          Executives, subject to the following provisions of this

          Article V.



          5.1  Awards under this Plan may be made only to Executives who are in a position to make significant contributions to the success of the Company.



          5.2  Management shall recommend to the Committee those Executives to be considered for Plan participation each Plan Year.

               However, the Committee, in its sole discretion, shall select the Participants for each Plan Year.



                              ARTICLE VI - AWARD LEVELS



          6.1  Management shall recommend to the Committee for each Plan

               Year the target annual Incentive Award opportunity,

               expressed as a percentage of the Participant's Base Salary.

               At the time Executives are selected as Participants in the

               Plan, however, the Committee shall determine, in its sole

               discretion, the target annual Incentive Award opportunity

               for each Participant expressed as a percentage of the

               Participant's Base Salary.

          6.2  The achievement of threshold performance earns no award,

               maximum performance earns 1.5 times the target award

               opportunity.  Awards for performance between threshold and target performance, and target and maximum performance will be determined by straight-line interpolation.  The maximum amount that may be paid to any Participant under the Plan in respect of any Plan Year will not exceed $500,000.



               ARTICLE VII - PERFORMANCE CRITERIA AND PERFORMANCE GOALS



          For each Plan Year, management shall recommend to the Committee one or more financial or non-financial or other performance criterion and the threshold, target, and maximum performance goals for each performance criterion for each Participant.

          However, subject to the provisions of this Article VII, the

          Committee shall determine, in its sole discretion for each Plan

          Year at the times provided in Article IV, the performance

          criteria, the threshold, target and maximum performance goals and the weighting of each performance criterion, for each

          Participant.



          7.1  The performance criteria applicable to any Participant who is, or who is determined by the Committee to be likely to

               become, a "covered employee" within the meaning of Section

               162(m) of the Code (a "Covered Employee"), shall be limited to growth, improvement in or attainment by the Company or

               its Subsidiaries or one or more business or functional units thereof of certain levels of:

                         (i)       return on capital, equity, or operating

                                   costs;

                         (ii)      economic value added;

                         (iii)     margins;

                         (iv)      total shareholder return or market

                                   value;

                         (v)       operating profit or net income;

                         (vi)      cash flow, earnings before interest and

                                   taxes, earnings before interest, taxes

                                   and depreciation, or earnings before

                                   interest, taxes, depreciation and

                                   amortization;

                         (vii)     sales or product volumes;

                         (viii)    costs, expenses or inventory;

                         (ix)      earnings per share;

                         (x)       cost per kilowatt hour;

                         (xi)      safety;

                         (xii)     environmental standards;

                         (xiii)    customer favorability/loyalty;

                         (xiv)     service reliability;

                         (xv)      productivity;

                         (xvi)     market share; or

                         (xvii)    completion of specified tasks or goals.

               Such performance criteria may be expressed either on an

               absolute basis or relative to other companies or indices

               selected by the Committee.  This Section 7.1 is intended to comply with the exception from Section 162(m) of the Code for qualified performance-based compensation, and shall be construed, applied and administered accordingly.



          7.2  The Committee may adjust the threshold, target, and maximum performance goals for each performance criterion at any time during a Plan Year to reflect any extraordinarily unusual

               occurrence, occurring prior to a Change in Control (as

               defined in Section 13.1), which is outside the control of

               management and/or any Participant, which occurrence has a

               significant impact on the Company; provided, however, that no such modification shall be made in the case of any

               Incentive Award granted to a Participant who is, or is

               determined by the Committee to be likely to become, a

               Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based compensation

               exception to Section 162(m) of the Code.  In addition, at

               the time an Incentive Award is granted and performance goals established, the Committee is authorized to determine the

               manner in which the performance goals will be calculated or measured to take into account certain factors over which

               Participants have no or limited control including market

               related changes in inventory value, changes in industry

               margins, changes to rates or accounting procedures ordered by regulatory bodies, changes in accounting principles, and extraordinary charges to income; provided, however, that no such calculation or measurement shall be made in the case of any Incentive Award granted to the Participant who is, or is determined by the Committee to be likely to become, a

               Covered Employee in such a manner that would cause the award to fail to qualify for the performance-based compensation

               exception to Section 162(m) of the Code.



                       ARTICLE VIII - COMMUNICATION OF THE PLAN



          After performance targets are established as described above,

          management shall advise each Participant of the targets and his or her award opportunities under the Plan.  This communication will take place each Plan Year via an individual employee

          Participation Form.



                            ARTICLE IX - PAYMENT OF AWARDS



          Incentive Awards earned for a Plan Year based on performance against established targets shall be determined and payable in cash by the Company or Subsidiary employing the Participant as soon as feasible after the close of the Plan Year as determined by the Committee, subject to the following provisions of this

          Article IX.  However, such amounts may not be paid to a

          Participant until the Committee has certified in writing that the performance targets and other material terms have been satisfied.



          9.1  In the event of termination of employment with the Company and Subsidiaries during a Plan Year by reason of Retirement,

               Disability or death of the Participant, the Participant, in the case of Disability or Retirement, or the Participant's

               Beneficiary, in the case of the Participant's death, shall earn an Incentive Award based on actual base salary earned prior to termination during the Plan Year, and actual

               performance against established targets.  The transfer of

               employment among the Company and Subsidiaries during a Plan

               Year shall not be deemed a termination of employment for

               purposes of the Plan.



          9.2  In the event of termination of employment with the Company and Subsidiaries during a Plan Year for any other reason,

               participation in the Plan will be terminated and no

               Incentive Award will be payable to the terminated

               Participant.



          9.3  If the Participant's employment with the Company and

               Subsidiaries is terminated after the end of the Plan Year,

               but prior to receipt of the corresponding Incentive Award,

               the Participant, or the Participant's Beneficiary in the

               case of the Participant's death, shall be paid the full

               Incentive Award earned, if any, at the time other

               Participants' Incentive Awards for such Plan Year are paid

               (unless the termination both occurs prior to the occurrence of a Change in Control (as defined in Section 13.1)

               occurring after the Incentive Award was awarded and is the result of gross negligence or malfeasance as determined by the Committee, in which case no Incentive Award will be

               paid).

          9.4  Notwithstanding any provision of the Plan, the Committee may limit or eliminate any Participant's participation in the

               Plan and the Participant's Incentive Award for any Plan

               Year, provided such limitation or elimination occurs both

               prior to (i) the date the Incentive Award would otherwise be paid to the Participant and (ii) the occurrence of a Change in Control (as defined in Section 13.1 ) occurring after the

               Incentive Award was awarded.



                   ARTICLE X - DEFERRAL OF INCENTIVE AWARD PAYMENT

          Subject to all of the provisions of the Executive Optional

          Deferred Compensation Plan of KU Energy Corporation, a

          Participant may elect to defer all or part of any Incentive Award which may be payable to the Participant under this Plan.  Such election, however, shall not apply to all or any part of an

          Incentive Award (i) payable for a Plan Year in the event of the

          Participant's death prior to the time other Participants'

          Incentive Awards for that Plan Year are paid or (ii) payable on or after the occurrence of a Change in Control (as defined in

          Section 13.1) occurring after the Incentive Award was awarded.



                      ARTICLE XI - EFFECTIVE DATE AND AMENDMENTS



          This amended and restated Plan shall be effective as of January

          28, 1997, the date of its adoption by the Board of Directors of the Company, and may be terminated, amended, modified or

          supplemented at any time by the Board of Directors of the

          Company. Notwithstanding the preceding sentence, no termination, amendment, modification or supplement (i) may be made that adversely affects the rights of any person, without his or her prior written consent, under any Incentive Award theretofore granted or (ii) shall be effective unless approved by the

          affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held in accordance with the laws of the Commonwealth of Kentucky within twelve (12)

          months of the date of adoption of such termination, amendment,

          modification or supplement, where such termination, amendment,

          modification or supplement will make a change as may require shareholder approval in order for awards granted under the Plan to qualify for an exception from Section 162(m) of the Code.

          Notwithstanding anything herein or in any award agreement to the contrary, all Incentive Awards awarded under this amended and restated Plan shall be void unless this amended and restated Plan is approved by the affirmative vote of holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the Commonwealth of Kentucky within twelve months after January 28, 1997.



                        ARTICLE XII - MISCELLANEOUS PROVISIONS



          12.1 By acceptance of any Incentive Award under the Plan, each

               Participant agrees that benefit calculations under all other plans of the Company and its Subsidiaries will exclude, unless otherwise expressly provided in any such plan, the

               Incentive Awards under the Plan.



          12.2 The designation as a Participant in the Plan and the receipt of an Incentive Award under the Plan shall not give the

               Participant any right to continued employment or the right to receive an Incentive Award under the Plan in a subsequent year.



          12.3 Except as required by law, no right of the Participant or designated Beneficiary to receive payments under this Plan shall be subject to anticipation, commutation, alienation,

               sale, assignment, encumbrance, charge, pledge, or

               hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt,

               voluntary or involuntary, to effect any such action shall be null and void and of no effect.



          12.4 Any words herein used in the masculine shall be read and construed in the feminine where appropriate.  Words in the singular shall be read and construed as though used in the plural in all cases where the context so requires.



          12.5 This Plan shall be construed under the laws of the

               Commonwealth of Kentucky.



          12.6 The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same

               extent the Company would be required to perform if no such succession had taken place.  This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons

               acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by

               purchase, merger, consolidation, reorganization or otherwise

               (and such successor shall thereafter be deemed to be the

               "Company" for the purposes of this Plan), and the heirs,

               executors and administrators of each Participant.



          12.7 The Company shall deduct or cause to be deducted from all payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to such

               payments.



                           ARTICLE XIII - CHANGE IN CONTROL



          13.1 A change in control ("Change in Control") for purposes of the Plan shall have occurred if at any time on or after

               November 1, 1996 any of the following events shall occur:



               (a)  The Company or KU (as defined below) is merged or

                    consolidated or reorganized into or with another

                    corporation or other legal person and, as a result of such merger, consolidation or reorganization, less than

                    60% of the combined voting power of the then-

                    outstanding securities of such corporation or person

                    immediately after such transaction is held in the

                    aggregate by the holders of the then-outstanding

                    securities entitled to vote generally in the election

                    of directors (the "Voting Stock") of the Company

                    immediately prior to such transaction;



               (b)  The Company or KU sells or otherwise transfers all

                    or substantially all of its assets to any other

                    corporation or other legal entity and, as a result

                    of such sale or transfer, less 60% of the combined

                    voting power of the then-outstanding securities of

                    such other corporation or entity immediately after

                    such sale or transfer is held in the aggregate by

                    the holders of Voting Stock of the Company

                    immediately prior to such sale or transfer;



               (c)  There is a report filed on Schedule 13D or

                    Schedule 14D-1 (or any successor schedule, form or

                    report or item therein), each as promulgated

                    pursuant to the Securities Exchange Act of 1934,

                    as amended (the "Exchange Act"), disclosing that

                    any person (as the term "person" is used in

                    Section 13(d)(3) or Section 14(d)(2) of the

                    Exchange Act) has become the beneficial owner (as

                    the term "beneficial owner" is defined under

                    Rule 13d-3 or any successor rule or regulation

                    promulgated under the Exchange Act) of securities

                    representing 10% or more of the combined voting

                    power of the Voting Stock of the Company or the

                    Voting Stock of KU; or



               (d)  If at any time during any period of two

                    consecutive years, individuals who at the

                    beginning of any such period constitute the

                    directors of the Company or KU cease for any

                    reason to constitute at least a majority thereof,

                    unless the election, or the nomination for

                    election by such company's stockholders, of each

                    director of such company first elected during such

                    period was approved by a vote of at least two-

                    thirds of the directors of such company then still

                    in office who were directors of such company at

                    the beginning of any such period.



                    Notwithstanding the foregoing provisions of

                    paragraph (c) above, unless otherwise determined in a

                    specific case by majority vote of the Board of

                    Directors of the Company and KU, a "Change in Control"

                    shall not be deemed to have occurred for purposes of

                    the Plan solely because (i) the Company, (ii) a

                    Subsidiary, or (iii) any Company-sponsored, KU-

                    sponsored or Subsidiary-sponsored employee stock

                    ownership plan or any other employee benefit plan of the Company, KU or Subsidiary, either files or becomes obligated to file a report under or in response to

                    Schedule 13D or Schedule 14D-1 (or any successor

                    schedule, form or report or item therein) under the

                    Exchange Act, disclosing beneficial ownership by it of

                    shares of Voting Stock of the Company or KU, whether in

                    excess of 10% or otherwise.  For purposes of this

                    Section 13.1, "KU" shall mean Kentucky Utilities

                    Company.



          13.2 In the event a Change in Control under the preceding

               Section 13.1 occurs during a Plan Year, then,

               notwithstanding anything to the contrary in Article IX or

               otherwise in the Plan, no payments of Incentive Awards shall be made under Article IX for such Plan Year, but instead,

               each Participant employed by the Company or a Subsidiary

               immediately prior to the date on which the Change in Control occurs and each Participant who had terminated employment

               with the Company and Subsidiaries during the Plan Year by

               reason of Retirement, Disability or death prior to the

               occurrence of the Change in Control shall have a right (or,

               in the case of the Participant's death, his or her

               Beneficiary shall have the right) to an immediate cash

               payment of an Incentive Award based on actual base salary

               earned during the Plan Year while a Participant prior to the occurrence of the Change in Control or earlier termination and on the assumption that established targets were met.

               Such payments shall be made within 15 days after the date on which the Change in Control occurs.

                    IN WITNESS THEREOF, the Company has caused this Plan to

          be executed by its duly authorized officers as of the 28th day of

          January, 1997.





                                             KU ENERGY CORPORATION



                                             By:/s/Michael R. Whitley
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer


          Attest:/s/George S. Brooks II
                 Secretary

                 (SEAL)